Exhibit 10.3

AMENDMENT NO. 2 TO THE

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ARBOR REALTY LIMITED PARTNERSHIP

October 12, 2021

This Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership (this “Amendment”) is made as of October 12, 2021 by Arbor Realty GPOP, Inc., a Delaware corporation, as the General Partner of Arbor Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership, dated as of June 25, 2021, as amended on August 25, 2021 (the “Agreement”), by and among Arbor Realty GPOP, Inc., Arbor Realty LPOP, Inc. (the “Initial Limited Partner”), Arbor Commercial Mortgage, LLC and Arbor Realty Trust, Inc. (the “Parent REIT”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement.

WHEREAS, Section 4.3E of the Agreement generally prohibits the Parent REIT from issuing Preferred Shares unless (i) the Parent REIT contributes the cash proceeds or other consideration received from the issuance of such Preferred Shares to the General Partner or the Initial Limited Partner and (ii) the General Partner or the Initial Limited Partner, as the case may be, contributes such proceeds to the Partnership in exchange for Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares.

WHEREAS, Section 4.2A of the Agreement authorizes the General Partner to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in the Agreement or a written document thereafter attached to and made an exhibit to the Agreement (each, a “Partnership Unit Designation”).

WHEREAS, Section 4.2A of the Agreement authorizes the General Partner to amend Exhibit A to reflect the issuance of any additional Partnership Interest.

WHEREAS, Section 7.3C of the Agreement permits the General Partner, without the consent of the Limited Partners, to amend the Agreement for the purpose of reflecting the issuance of additional Partnership Interests in accordance with Section 4.2 and to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect.

WHEREAS, pursuant to and in accordance with Section 4.2A and Section 7.3C of the Agreement, the General Partner is causing the Partnership to issue 805,000 additional Partnership Units to the General Partner and 7,245,000 additional Partnership Units to the Initial Limited Partner, designated as Series F Preferred Units, in connection with the issuance by the Parent REIT of 8,050,000 shares of its 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, and the contribution of the proceeds therefrom to the Partnership.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Agreement is hereby amended as follows:

A.      Amendments to Agreement.

1. Exhibit A of the Agreement is hereby deleted and replaced with Exhibit A attached to this Amendment.

2.The exhibit index of the Agreement is hereby deleted and replaced with the following:

EXHIBITS
Exhibit A	PARTNERS AND PARTNERSHIP UNITS	A-1
Exhibit B	EXAMPLES REGARDING ADJUSTMENT FACTOR	B-1
Exhibit C	NOTICE OF REDEMPTION	C-1
Exhibit D	FORM OF UNIT CERTIFICATE	D-1
Exhibit E	PARTNERSHIP UNIT DESIGNATION OF THE SERIES D PREFERRED UNITS	E-1
Exhibit F	PARTNERSHIP UNIT DESIGNATION OF THE SERIES E PREFERRED UNITS	F-1
Exhibit G	PARTNERSHIP UNIT DESIGNATION OF THE SERIES F PREFERRED UNITS	G-1

3.The Partnership Unit Designation of the Series F Preferred Units, attached to this Amendment as Exhibit G, is hereby added to the Agreement to reflect the issuance of the Series F Preferred Units.

B.     No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Agreement shall continue in full force and effect.

C.     Governing Law.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Amendment and any non-mandatory provision of the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as it may be amended from time to time, and any successor to such statute, the provisions of this Amendment shall control and take precedence.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

ARBOR REALTY GPOP, INC.

By:	/s/Paul Elenio
Name:	Paul Elenio
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to the Fourth Amended and Restated Agreement of Limited Partnership of Arbor Realty Limited Partnership]

As of October 12, 2021

Exhibit A

PARTNERS AND PARTNERSHIP UNITS

o
Name and Address of Partners	Partnership Units (Type and Amount)	Percentage Interests
General Partner:
ARBOR REALTY GPOP, INC. 333 Earle Ovington Boulevard, Suite 900 Uniondale, NY 11553	[__________] Common Units [__________] Series D Preferred Units [__________] Series E Preferred Units [__________] Series F Preferred Units	[__]%
Limited Partners:
ARBOR REALTY LPOP, INC. 333 Earle Ovington Boulevard, Suite 900 Uniondale, NY 11553	[__________] Common Units [__________] Series D Preferred Units [__________] Series E Preferred Units [__________] Series F Preferred Units	[__]%
ARBOR COMMERCIAL MORTGAGE, LLC 333 Earle Ovington Boulevard, Suite 900 Uniondale, NY 11553	[__________] Common Units	[__]%

Exhibit G

(see attached)